       SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 13, 2001

SatCon Technology Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11512	04-2857552

State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

161 First Street, Cambridge, Massachusetts	02142

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(617) 661-0540

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements and Exhibits

a)	Unaudited Financial Statements of Inverpower Controls Ltd. for the six months ended January 28, 2001 and January 30, 2000

Financial Statements:

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Cash Flow

Notes to Consolidated Financial Statements

b)	Audited Financial Statements of Inverpower Controls Ltd. for the years ended July 31, 2000 and 1999

Auditors’ Report

Financial Statements:

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Deficit

Consolidated Statements of Cash Flow

Notes to Consolidated Financial

c)	Unaudited Pro Forma Combined Consolidated Financial Statements

Introduction to Unaudited Pro Forma Combined Consolidated Financial Statements

Unaudited Pro Forma Combined Consolidated Financial Statements:

Unaudited Pro Forma Combined Consolidated Balance Sheet as of March 31, 2001

Unaudited Pro Forma Combined Consolidated Statements of Operations for the six months ended March 31, 2001

Unaudited Pro Forma Combined Consolidated Statements of Operations for the year ended September 30, 2000

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

d)	Exhibits

23.2 Consent of Arthur Andersen LLP

e)	Signatures

Inverpower Controls Ltd
BALANCE SHEETS For the six months ended	January 28 2001	January 30 2000

(in thousands of Canadian dollars) (unaudited)	$	$

ASSETS

CURRENT ASSETS
Cash and short term investments, net	860	-
Accounts receivable	1,108	2,436
Unbilled revenue	327	1,628
Grants receivable	115	115
Inventories	2,327	3,446
Prepaid expenses	30	217
Other assets	351	-

	5,118	7,842

LONG-TERM ASSETS	301	160

CAPITAL ASSETS, net	547	1,173

INTANGIBLE ASSETS, net	416	585

	6,382	9,760

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Bank indebtedness, net	-	306
Accounts payable and accrued liabilities	2,736	3,830
Unearned revenue	75	349
Warranty reserve	772	1,047
Demand loan financing	4,049	2,000
Convertible debenture	8,205	-

	15,837	7,532

LONG-TERM LIABILITIES
Convertible debenture	-	6,000

SHAREHOLDERS DEFICIT
Share capital	23,965	23,965
Convertible option	600	-
Deficit	(34,020)	(27,737)

	(9,455)	(3,772)

	6,382	9,760

The accompanying notes are an intergral part of these statements.

Inverpower Controls Ltd.

STATEMENT OF OPERATIONS For the six months ended	January 28 2001	January 30 2000

(in thousands of Canadian dollars) (unaudited)	$	$

REVENUE	3,737	5,607

COST OF SALES	3,415	5,880

GROSS MARGIN	322	(273)

OTHER OPERATING AND ADMINISTRATION
Research and development	975	538
Sales and service	528	758
Administration expenses	824	892

	2,327	2,188

LOSS BEFORE OTHER ITEMS, INTEREST, TAXES DEPRECIATION AND AMORTIZATION	(2,005)	(2,461)

Other expense (income), net	(28)	109

LOSS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION	(1,977)	(2,570)

AMORTIZATION
Amortization of manufacturing assets	67	103
Amortization of R&D assets	89	91
Amortization of capital and other assets	282	388

	438	582

LOSS BEFORE INTEREST AND TAXES	(2,415)	(3,152)

Interest expense, net	547	345
Convertible option accretion	174	-

NET LOSS	(3,136)	(3,497)

NET LOSS PER SHARE	(0.37)	(0.41)

The accompanying notes are an intergral part of these statements.

Inverpower Controls Ltd.

STATEMENTS OF CASH FLOWS For the six months ended	January 28 2001	January 30 2000

(in thousands of Canadian dollars) (unaudtied)	$	$

CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES
Net loss	(3,136)	(3,497)
Adjustment for non-cash items:
Depreciation and amortization	438	582
Accretion on convertible option	174	113

	(2,524)	(2,802)
Changes in non-cash operating assets and liabilities	1,285	123

CASH USED FOR OPERATING ACTIVITIES	(1,239)	(2,679)

INVESTING ACTIVITIES
Capital asset additions, net	(119)	(5)
Intangible assets, net	(71)	(55)
Long term receivables/payables, net	(574)	500

CASH USED FOR (PROVIDED BY) INVESTING ACTIVITIES	(764)	440

FINANCING ACTIVITIES
Proceeds from demand loan financing	1,427	2,000
Deferred financing costs	(58)	(113)

CASH PROVIDED BY FINANCING ACTIVITIES	1,369	1,887

DECREASE IN CASH	(634)	(352)

CASH, beginning of period	1,494	46

CASH (BANK INDEBTEDNESS), end of period	860	(306)

CASH PAID FOR:

Interest	-	140

Income taxes	10	2

The accompanying notes are an intergral part of these statements.

Inverpower Controls Ltd.

NOTES TO FINANCIAL STATEMENTS
January 28, 2001 and January 30, 2000

(in thousands of Canadian dollars) (unaudited)

1.          SIGNIFICANT ACCOUNTING POLICIES

             Basis of presentation

The financial statements include the assets, liabilities and operating results of Inverpower Controls Ltd.

 These financial statements have been prepared in accordance with accounting principles applicable to a going concern.  These assume that the Company will continue its operations in the foreseeable future and that it will be able to realize its assets and discharge its liabilities in the normal course of operations. The Company has incurred significant operating losses in the last five years and anticipates a working capital deficit in the upcoming year.

On June 26, 2001 the Company signed a definitive asset purchase agreement with SatCon Technology Corporation, a Delaware-based company traded on the NASDAQ (Nasdaq TM: SATC), and its subsidiary SatCon Power Systems Canada Ltd. (collectively, “SatCon”).

Under the terms of the asset purchase agreement, SatCon will acquire substantially all of the assets of Inverpower and assume certain liabilities for consideration of US$100,000 and 400,000 shares of SatCon stock.  The closing of the transaction is conditional upon, among other things, the obtaining of a court order appointing a receiver to act as receiver of the Inverpower assets and to sell the Inverpower assets to SatCon.

The proceeds under the asset purchase agreement are not expected to be sufficient to discharge the liabilities of the Company.  In order to complete the transaction, the Company intends to place itself into a bankruptcy proceeding.  A court-appointed receiver then will distribute the proceeds received under the asset purchase agreement.

These financial statements do not reflect adjustments to the carrying value of the Company’s assets or classification of liabilities that would be necessary if the going concern assumption was not appropriate.

2.          DEMAND LOAN FINANCING

In October 2000, the Company negotiated an extension of the $2,500 demand loan, as described in Note 11.  The loan’s maturity date has been extended from October 31, 2000 to March 31, 2001, with all security arrangements remaining in place.  In November 2000, the maturity date was further extended to August 1, 2001.

3.          SHORT TERM FINANCING

On November 22, 2000, the Company closed short term financing in the amount of $927 from certain of the Company’s debtholders.  The financing is by way of promissory notes, bears interest at 14% per annum and is secured by a first charge on all theassets of the Company, ahead of existing promissory notes and convertible debentures.  The promissory notes mature August 1, 2001.

4.          SUBSEQUENT EVENT

On July 13, 2001, substantially all of the assets of Inverpower were acquired by SatCon Technology Corporation as described in Note 1.

5.          RECONCILIATION TO UNITED STATES ACCOUNTING PRINCIPLES

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) in Canada, which differ, in some respects, from the United States (U.S.).  There is one material difference between Canadian and U.S. GAAP which applies to the Company’s operations.  The difference is described below and its effect on the consolidated statements of operations and the consolidated balance sheets is summarized.  The reconciling item does not have an effect on the consolidated statement of cash flows as it is non-cash.

             Reconciliation of net loss to U.S. GAAP

	For the six months ended:
	January 28 2001	January 30 2000

	$	$
Net loss per as reported	(3,136)	(3,497)

Increased (decreased) by:
Accretion of convertible debt (net of tax of nil) (a)	174	-

Net loss under U.S. GAAP	(2,962)	(3,497)

             Reconciliation of shareholders’ deficit to U.S. GAAP

	January 28 2001	January 30 2000

	$	$
Shareholders’ deficit as reported	(9,455)	(3,772)
Adjustments to reflect U.S. GAAP:
Convertible option	(600)	-
Accretion charge on convertible debentures (net of tax of nil)	305	-

Shareholders’ deficit undrer U.S. GAAP	(9,750)	(3,772)

(a)	The Company follows the Canadian method of separate presentation of the debt and equity components of a financial instrument, when such financial instrument is convertible into equity of the Company by the holder. A valuation of $600 was allocated to the conversion option and recorded as an equity component. The Company is accreting this amount to long term debt on a straight line basis, over the remaining life of the debenture. Under United States GAAP, allocation of compound financial instruments is not appropriate.

AUDITORS’ REPORT

To Inverpower Controls Ltd.,

We have audited the consolidated balance sheets of INVERPOWER CONTROLS LTD. (an Ontario corporation) as at July 31, 2000 and 1999 and the related consolidated statements of operations, deficit and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2000 and 1999 and the results of its operations and cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

/s/ ARTHUR ANDERSEN LLP

Mississauga, Canada
July 12, 2001

Inverpower Controls Ltd.

CONSOLIDATED BALANCE SHEETS July 31,	2000	1999

(in thousands of Canadian dollars)	$	$

ASSETS

CURRENT ASSETS
Cash and short term investments (Notes 4 and 17)	1,494	556
Accounts receivable	2,038	4,468
Unbilled revenue	1,428	3,175
Grants receivable	115	115
Inventories (Note 6)	2,114	4,061
Prepaid expenses	87	74

	7,276	12,449

LONG-TERM RECEIVABLES (Note 5)	303	160

CAPITAL ASSETS, net (Note 7)	730	1,911

DEFERRED FINANCING COSTS, net	286	434

GOODWILL AND OTHER ASSETS, net	203	377

	8,798	15,331

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Bank indebtedness (Note 10)	-	510
Accounts payable and accrued liabilities	4,010	8,725
Unearned revenue	98	17
Demand loan financing (Note 11)	2,622	-

	6,730	9,252

CONVERTIBLE DEBENTURE (Note 12)	8,031	6,000

OTHER LONG-TERM LIABILITIES (Note 13)	355	360

CONTINGENCIES (Notes 2 and 21c)

SHAREHOLDERS’ DEFICIT
Share capital (Note 14)	23,966	23,966
Convertible option (Note 12)	600	-
Deficit	(30,884)	(24,247)

	(6,318)	(281)

	8,798	15,331

The accompanying notes are an intergral part of these consolidated balance sheets.

Inverpower Controls Ltd.

CONSOLIDATED STATEMENTS OF OPERATIONS For the years ended July 31,	2000	1999

(in thousands of Canadian dollars)	$	$

REVENUE	11,703	33,162

COST OF SALES AND OTHER
Cost of sales	13,735	28,618
Depreciation of manufacturing assets	194	235

GROSS MARGIN	(2,226)	4,309

OPERATING EXPENSES
Selling and administrative	3,420	5,626
Research and development (Note 9)	1,160	1,162
Amortization of deferred financing costs	462	139
Other depreciation	515	1,134

LOSS BEFORE INTEREST, ACCRETION AND OTHER CHARGES	(7,783)	(3,752)

INTEREST AND ACCRETION EXPENSES
Interest expense, net	752	586
Accretion on convertible debenture (Note 12)	131	-

LOSS BEFORE UNUSUAL ITEMS AND OTHER CHARGES	(8,666)	(4,338)

Loss on divestiture of subsidiary (Note 3)	57	-
Gain on divestiture of JME product line (Note 3)	(1,962)	-
Miscellaneous income, net	(162)	-
Restructuring charges (Note 20)	38	1,945
Write down of research and development prototypes	-	1,250

LOSS BEFORE RECOVERY OF INCOME TAXES	(6,637)	(7,533)

RECOVERY OF INCOME TAXES (Note 8)	-	(4)

NET LOSS	(6,637)	(7,529)

NET LOSS PER SHARE	(0.79)	(0.89)

The accompanying notes are an integral part of these consolidated statements.

Inverpower Controls Ltd.

CONSOLIDATED STATEMENTS OF DEFICIT For the years ended July 31,	2000	1999

(in thousands of Canadian dollars)	$	$

DEFICIT, beginning of year	(24,247)	(16,718)

Net loss	(6,637)	(7,529)

DEFICIT, end of year	(30,884)	(24,247)

The accompanying notes are an integral part of these consolidated statements.

Inverpower Controls Ltd.

CONSOLIDATED STATEMENTS OF CASH FLOWS For the years ended July 31,	2000	1999

(in thousands of Canadian dollars)	$	$

CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES
Net loss	(6,637)	(7,529)
Adjustment for non-cash items:
Depreciation and amortization	1,171	1,508
Accretion on convertible debenture	131	-
Loss on divestiture of subsidiary	57	-
Gain on divestiture of JME product line	(1,962)	-
Restructuring charges	-	1,945
Write down of research and development prototypes	-	1,250

	(7,240)	(2,826)
Changes in non-cash operating assets and liabilities	1,021	2,943

CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES	(6,219)	117

INVESTING ACTIVITIES
Capital asset additions, net	(16)	(217)
Other assets, net	(93)	(129)
Proceeds from divestiture of subsidiary	500	-
Proceeds from divestiture of JME product line, net of transaction costs	2,675	-

CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	3,066	(346)

FINANCING ACTIVITIES
Proceeds from demand financing	2,500	-
Repayment of demand financing	(85)	-
Proceeds from issue of convertible debenture	8,500	6,000
Repayment of convertible debenture	(6,000)	-
Deferred financing costs	(314)	(558)

CASH PROVIDED BY FINANCING ACTIVITIES	4,601	5,442

INCREASE IN CASH AND SHORT TERM INVESTMENTS	1,448	5,213

CASH AND SHORT INVESTMENTS/ (BANK INDEBTEDNESS), beginning of year	46	(5,167)

CASH AND SHORT TERM INVESTMENTS, NET OF BANK INDEBTEDNESS, end of year	1,494	46

CASH PAID FOR:

Interest	104	334

Income taxes	11	58

The accompanying notes are an integral part of these consolidated statements.

Inverpower Controls Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2000 and 1999

(in thousands of Canadian dollars)

1.          NATURE OF BUSINESS

The primary business activities of Inverpower Controls Ltd. (the “Company”) are the design, manufacture and servicing of power electronics and controls for a variety of applications, including traditional and alternative energy sources.  Prior to the divestiture of its JME product line (“JME sale”), described in Note 3, the Company also engaged in the design, manufacture and servicing of electro-magnet systems.

2.          SIGNIFICANT ACCOUNTING POLICIES

             Basis of presentation

The financial statements include the assets, liabilities and operating results of Inverpower Controls Ltd.  In the prior year, the consolidated financial statements additionally included the assets, liabilities and operating results of its wholly-owned Canadian subsidiary, Iconopower Limited (“Iconopower”).  (See Note 3).

These financial statements have been prepared in accordance with accounting principles applicable to a going concern.  These assume that the Company will continue its operations in the foreseeable future and that it will be able to realize its assets and discharge its liabilities in the normal course of operations. The Company has incurred significant operating losses in the last five years and anticipates a working capital deficit in the upcoming year.

On June 26, 2001 the Company signed a definitive asset purchase agreement with SatCon Technology Corporation, a Delaware-based company traded on the NASDAQ (Nasdaq TM: SATC), and its subsidiary SatCon Power Systems Canada Ltd. (collectively, “SatCon”).

Under the terms of the asset purchase agreement, SatCon will acquire substantially all of the assets of Inverpower and assume certain liabilities for consideration of US$100,000 and 400,000 shares of SatCon stock.  The closing of the transaction is conditional upon, among other things, the obtaining of a court order appointing a receiver to act as receiver of the Inverpower assets and to sell the Inverpower assets to SatCon.

The proceeds under the asset purchase agreement are not expected to be sufficient to discharge the liabilities of the Company.  In order to complete the transaction, the Company intends to place itself into a bankruptcy proceeding.  A court-appointed receiver will then distribute the proceeds received under the asset purchase agreement.

These financial statements do not reflect adjustments to the carrying value of the Company’s assets or classification of liabilities that would be necessary if the going concern assumption was not appropriate.

             Revenue recognition

The Company recognizes income on large contracts using the percentage of completion method whereby revenues and costs are recognized in proportion to the degree of completion of goods or services under the contract.  Income on smaller contracts is recognized when the goods or services under each contract are substantially complete.

             Inventories

             Inventories are recorded at the lower of cost and net realizable value.

             Capital assets

Capital assets are recorded at cost, net of related investment tax credits, Ontario superallowance benefits and government grants, where applicable.  Depreciation and amortization are provided over the estimated useful lives of the related assets as follows:
Building	5% declining balance
Machinery and equipment	5 years straight-line or 20% declining balance
Research and development equipment prototypes	5 years straight-line
Furniture and fixtures	2 to 5 years straight-line
Leasehold improvements	2 to 5 years straight-line

             Deferred financing

Deferred financing costs are amortized over the period of the related debt.  Costs incurred on modification of the outstanding convertible debenture in 2000 have been charged to the income statement.

Other assets

Goodwill recognized by the Company related to the acquisition of Iconopower in September 1994, and was removed following the sale of the subsidiary.  Other assets consist of patent and trademark costs and are amortized on a straight-line basis over a period of ten years.

             Income taxes

The Company follows the deferral method of accounting for income taxes.  Deferred income taxes arise primarily as a result of recording research and development expenditures and depreciation for book purposes in periods that are different from those in which they are recorded for tax purposes.

             Scientific research and development expenditures

The Company reports all research and development expenditures of a current nature as expenses included in operating expenses.  Development expenditures which are capital in nature are recorded as capital assets.

             Use of estimates

Certain items recognized in the financial statements are subject to measurement uncertainty.  The recognized amounts of such items are based on management’s best information and judgement and are reviewed periodically for reasonableness.  Actual results could differ from the estimates and assumptions used.

At year end, the Company had warranty accruals of $1,565 (1999 - $1,352).  The amounts so recorded are based on a general percentage of revenue, supplemented for estimated costs on specifically identified projects.  Management may revise these estimates based on future developments on installed projects, including potential design improvements.  Such revisions could have a significant impact on the recorded estimates.

Provisions for inventory obsolescence are recorded based on annual turnover analyses and likelihood of realizing the carrying value of items on hand.  Management assesses the adequacy of the provision on a quarterly basis and revises the estimates accordingly.  At the balance sheet dates, the cumulative provisions were $1,789 (1999 - $1,519).

             Foreign currency translation

Assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the year-end exchange rate.  Revenues and expenses are translated at the rate in effect at the transaction date.  Exchange gains and losses are recorded in the statement of operations in the year in which they occur.

3.          DIVESTITURES

The Company sold all of its shares in Iconopower to certain members of Iconopower’s management and a financial backer, for proceeds of $500.  The share sale agreement, which closed September 21, 1999, was effective July 31, 1999 immediately following the close of the Company’s financial year end. Accordingly, the 2000 financial statements exclude the accounts of Iconopower.

On March 10, 2000, the Company sold substantially all of the assets of JME to ABB Inc. for proceeds of $2,754.  The net book value of assets included in the sale was $1,030.  The asset sale agreement contained an option for the purchaser to acquire the remaining assets of JME at a later point in time.  As part of the March 10, 2000 transaction, the Company entered into a manufacturing subcontract arrangement with the purchaser, which terminated upon the exercise of the option.

On July 13, 2000, ABB Inc. exercised its purchase option and acquired the remaining manufacturing assets of JME for proceeds of $700.  The net book value of assets sold pursuant to the option agreement was $53.

Of the $3,044 net proceeds, $2,674 was received in cash and $370 was placed in escrow to secure any potential warranty obligations of the Company.  Upon expiration of these obligations, in June 2001 and 2002, the remaining escrow balance will be released to the Company.  Management expects that these funds will be released in full.

4.          CASH AND SHORT TERM INVESTMENTS

The Company’s year end cash and short term investments balance included $nil (1999 - $556) Government Investment Certificates held by the bank as security for letters of credit (see Note 17).

5.          LONG-TERM RECEIVABLES

In 1998, the Company negotiated a sales-type lease transaction maturing in July 2002.  In the same year, a substantial portion of the related lease payments was sold without recourse.  The unfactored lease payments are recorded as a receivable on the Company’s books.

Concurrent with the JME sale, $370 of cash proceeds was placed in escrow, for release in June 2001 and 2002.  At July 31, 2000, $100 of funds in escrow was classified as long term receivables.
	2000	1999

	$	$

Amounts due under sales-type lease	160	160
Amounts due under escrow agreement	100	-
Other long-term receivables	43	-

	303	160

6.          INVENTORIES

	2000	1999

	$	$

Raw materials and completed sub-components	1,485	2,894
Work-in-process	424	596
Finished goods	205	571

	2,114	4,061

7.          CAPITAL ASSETS

	2000

	Cost	Accumulated Depreciation	Net Book Value

	$	$	$

Machinery and equipment	1,415	1,141	274
Research and development equipment and prototypes	6,374	6,147	227
Furniture and fixtures	1,404	1,179	225
Leasehold improvements	407	403	4

	9,600	8,870	730

	1999
	Cost	Accumulated Depreciation	Net Book value

	$	$	$

Land	63	-	63
Building	502	235	267
Machinery and equipment	1,892	1,374	518
Research and development
equipment and prototypes	6,659	6,173	486
Furniture and fixtures	1,860	1,332	528
Leasehold improvements	538	489	49

	11,514	9,603	1,911

8.          INCOME TAXES AND INVESTMENT TAX CREDITS

The Company generates Federal Investment Tax Credits (“ITCs”) and Ontario Superallowance Benefits (“Superallowance benefits”) through qualified research and development spending.  ITCs may be used to offset future federal income taxes payable.  Superallowance benefits, if applicable, are claimed in the year generated and create Ontario non-capital loss carryforwards.  These may be used to offset future Ontario income taxes payable.  The Company does not recognize in its financial statements the tax benefits of available ITCs and Superallowance benefits.

At July 31, 1999, the Company had available to it ITCs in the amount of $12,055.  These ITCs expire in years 2004 through 2009.  Ontario non-capital loss carryforwards of $9,918 at July 31, 1999 expire in years 2002 through 2006.  The Company has not yet determined ITCs and Ontario non-capital loss carryforwards available to it as a result of fiscal 2000 operations.

The Company also has available to it unutilized scientific research and experimental development expenditures (“SR&EDs”) of approximately $33,351 which may be utilized in future years to reduce taxable income.  The income tax benefits of these SR&EDs have not been recognized in the financial statements.

             Income tax rate

             The Company’s effective rate of tax (%) comprises:

	2000	1999

	$	$

Combined basic Canadian federal and provincial income tax rate	44.62	44.62
Manufacturing and processing deduction	(9.00)	(9.00)
Losses not tax benefited	(35.62)	(35.62)

	-	-

9.          RESEARCH AND DEVELOPMENT EXPENDITURES

The Company has incurred research and development expenditures on several projects primarily relating to alternative energy, power electronic and control technology.  Net expenditures of $1,160 (1999 - $1,162) were incurred in the year.

10.        BANK INDEBTEDNESS

At July 31, 2000, the Company had no operating line of credit (1999 - $3,500) and no bank indebtedness (1999 - $265).  The previously available line bore interest at the bank’s prime lending rate plus 2% for the Canadian portion, and at the bank’s U.S. dollar base rate plus 2% for the U.S. portion.  The operating line was secured by an assignment of accounts receivable, inventories and a general security agreement covering all assets of the Company.  The Company repaid this line of credit in the current year by raising funds through activities described in Notes 3, 11 and 12.

11.        DEMAND LOAN FINANCING

In the last quarter of 2000, the Company negotiated a $2,500 short term demand loan with the holders of its convertible debenture (Note 12).  The short term demand loan matures October 31, 2000, is evidenced by promissory notes and secured by an interest in all the assets of the Company, subordinate to the convertible debenture.  The notes bear interest of 14% per annum, compounded monthly.  Debt restructuring charges of $168 have been capitalized and are being charged against income over the term of the loan.  The Company completed negotiations with its debt holders to extend the demand loan’s maturity date, as described in Note 21 a).

12.        CONVERTIBLE DEBENTURE

In December of 1998, the Company issued, in two stages, a subordinated, convertible debenture for proceeds of $6,000 before issue costs of $558.  The convertible debenture bore interest at the rate of 8% per annum for a term of three years payable upon maturity, and was secured by an interest in all assets of the Company, subordinated to the then outstanding operating line of credit.  The debenture was convertible at the holders’ option in whole or in part into common shares of the Company at a ratio of $2.00 per share.

In November 1999, the Company received $2,000 of short term financing from the Company’s debt  holders and a shareholder of the Company.  This financing was by way of demand loans, bore interest at 12% per annum and was secured by an interest in all the assets of the Company, subordinated to the operating line of credit with the Company’s bank and the convertible debenture.

The Company consolidated its debt load in March 2000 and issued a new convertible debenture to the original debt holders and a shareholder of the Company.  The new convertible debenture yielded proceeds of $8,500, which were used to settle the $6,000 original debenture, the $2,000 short term financing and $500 of accrued interest. The terms of the convertible debenture remained substantially the same, with interest continuing to accrue at 8% per annum and due on maturity in December 2001.  The convertible debenture is secured by a first charge on all assets of the Company, subordinate to the short term financing discussed in Note 21 a) and b).  As the debenture renewal was deemed a financial instrument modification, the Company expensed $125 of related debenture restructuring charges as they were incurred.

The debenture is convertible at the holders’ option in whole or in part into common shares of the Company at a ratio of $0.25 - $0.27 per share.  Based on this conversion rate, a $600 valuation was allocated to the conversion option and recorded as an equity component.  The Company is accreting this amount to long term debt, on a straight line basis, over the remaining life of the debenture.  At July 31, 2000, the liability component of the convertible debenture was:
	2000	1999

	$	$

Liability component recognized at issue date	7,900	6,000
Accretion to date	131	-

	8,031	6,000

13.        OTHER LONG TERM LIABILITIES

	2000	1999

	$	$

Accrued interest on convertible debenture	255	360
Other long term liabilities	100	-

	355	360

14.        SHARE CAPITAL

	2000	1999

	$	$

Authorized:
Unlimited number of common shares
Unlimited number of preferred shares
Issued:
8,445,950 common shares	23,996	23,996

15.        STOCK OPTIONS

The Company maintains a stock option plan under which the maximum number of shares that can be issued to directors, officers, employees and service providers of the Company and its affiliates is fixed at 1,700,000 (1999 - 1,200,000).  In fiscal 2000, 1,105,000 (1999 - 440,000) options were issued under this plan, 100,000 at an exercise price of $0.66 and 1,005,000 at an exercise price of $0.45 (1999 - 415,000 at $1.50 and 25,000 at $0.80).  During the year, options in respect of 155,000 (1999 – 40,000) shares were cancelled.  Total options outstanding under this plan at July 31, 2000 are 1,663,250 (1999 - 713,250).

Under the terms of options granted on September 10, 1994, an aggregate of 85,050 common shares was reserved for issuance to certain key employees, at an exercise price of $1.25 per share.  During 1999, no options in respect of shares were exercised and options in respect of 10,000 shares were cancelled.  These employee stock options expired on March 31, 2000.

16.        LEASE COMMITMENTS

The Company leases manufacturing and office facilities and miscellaneous office equipment.  The future minimum lease commitments required under operating leases are as follows:
$
2001	552
2002	419
2003	1

972

17.        OTHER COMMITMENTS

The Company had letters of credit outstanding in US dollars with a Canadian dollar equivalent at July 31, 2000 of $187 (1999 - $556), and expiry dates ranging from May 2001 to January 2003.  All outstanding letters of credit related to the divested JME product line and, as such, are backed by dollar for dollar security from the purchaser.

18.        RELATED PARTY TRANSACTIONS

During 1999, and prior to the JME sale, the Company leased facilities from a company wholly-owned by an employee of the Company.  The annual lease payments in respect of this lease were $51 (1999 - $84).

The Company contracts for the services of an officer from a company wholly owned by that officer.  The annual contract payments with respect to the officer’s services received during the year were $170 (1999 - $170).

19.        SEGEMENTED INFORMATION

             Products and service

             Segmented industry information is not provided as the Company operates substantially in one industry.

             Geographical revenue

             The Company sells products to the Canadian, United States and other overseas markets as follows:

	2000	1999

	$	$

Canada	1,417	4,083
United States	7,962	25,666
Other	2,324	3,413

	11,703	33,162

             Major customers

Sales to two customers, each individually exceeding 10% of the Company’s revenue, totalled $2,792 or 23.9% (1999 – two customers totalled $15,453 or 46.6%) of the year’s revenue.

20.        RESTRUCTURING CHARGES

In 1999, restructuring charges were a result of the sale of Iconopower, as well as severance and related costs in restructuring the workforce.  Fiscal 2000 charges related to nominal employee downsizing.

21.        SUBSEQUENT EVENTS

(a)	In October 2000, the Company negotiated an extension of the $2,500 demand loan, as described in Note 11. The loan’s maturity date has been extended from October 31, 2000 to March 31, 2001, with all security arrangements remaining in place. In November 2000, the maturity date was further extended to August 1, 2001.

(b)	On November 22, 2000, the Company closed short term financing in the amount of $927 from certain of the Company’s debtholders. The financing is by way of promissory notes, bears interest at 14% per annum and is secured by a first charge on all theassets of the Company, ahead of existing promissory notes and convertible debentures. The promissory notes mature August 1, 2001.

(c)	On July 13, 2001, substantially all of the assets of Inverpower were acquired by SatCon Technology Corporation as described in Note 2.

22.        PRIOR YEAR BALANCES

             Certain prior year balances have been reclassified to conform with the current year basis of presentation.

23.        RECONCILIATION TO UNITED STATES ACCOUNTING PRINCIPLES

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) in Canada, which differ, in some respects, from the United States (U.S.).  There is one material difference between Canadian and U.S. GAAP which applies to the Company’s operations.  The difference is described below and its effect on the consolidated statements of operations and the consolidated balance sheets is summarized.  The reconciling item does not have an effect on the consolidated statement of cash flows as it is non-cash.

             Reconciliation of net loss to U.S. GAAP

	For the years ended July 31,
	2000	1999

	$	$
Net loss as reported	(6,637)	(7,529)
Increased (decreased) by:
Accretion of convertible debt (net of tax of nil) (a)	131	-

Net loss under U.S. GAAP	(6,506)	(7,529)

             Reconciliation of shareholders’ deficit to U.S. GAAP

	For the years ended July 31,
	2000	1999

	$	$
Shareholders’ deficit as reported	(6,318)	(281)
Adjustments to reflect U.S. GAAP:
Convertible option	(600)	-
Accretion charge on convertible debentures (net of tax of nil)	131	-

Shareholders’ deficit under U.S. GAAP	(6,787)	(281)

(a)	The Company follows the Canadian method of separate presentation of the debt and equity components of a financial instrument, when such financial instrument is convertible into equity of the Company by the holder. A valuation of $600 was allocated to the conversion option and recorded as an equity component. The Company is accreting this amount to long term debt on a straight line basis, over the remaining life of the debenture. Under United States GAAP, this instrument is classified as debt.

Introduction to Unaudited Pro Forma Combined Consolidated Financial Statements

             On July 13, 2001, SatCon Technology Corporation (“SatCon”) acquired substantially all of the assets and assumed certain liabilities of Inverpower Controls Ltd., a corporation based in Burlington, Ontario, Canada (“Inverpower”).  Inverpower is a manufacturer of power electronics modules and advanced high-speed digital controls for use in industrial power-supply, power conversion and power quality systems.  The acquired assets, including plant, equipment and other physical property, were used by Inverpower in connection with its power electronics and controls business.

             In consideration for the acquisition of Inverpower’s, SatCon paid $100,000 in cash and issued 400,000 shares of its common stock, $0.01 par value per share (the “Common Stock”).  The aggregate purchase price of $4,242,600 consists of $100,000 of cash, common stock valued at $3,917,600 and transaction costs of $225,000.  The acquisition has been  accounted for as a purchase in accordance with SFAS No. 141 “Business Combinations”.

             The following unaudited pro forma combined consolidated balance sheet assumes that the acquisition was consummated on March 31, 2001 and the unaudited pro forma combined consolidated statements of operations for the six months ended March 31, 2001 and for the year ended September 30, 2000 assumes the acquisition was consummated on October 1, 1999.

             The unaudited pro forma information combines the (1) historical balance sheets of SatCon as of March 31, 2001 and the historical balance sheet of Inverpower as of January 28, 2001 (2) the historical statement of operations of SatCon for the six months ended March 31, 2001 and the historical statement of operations of Inverpower for the six months ended January 28, 2001 and (3) the historical statement of operations of SatCon for the year ended September 30, 2000 and the historical statement of operations of Inverpower for the year ended July 31, 2000. All financial information for Inverpower is presented in U.S. dollars and is presented in accordance with accounting principles generally accepted in the United States.  The unaudited pro forma combined consolidated financial statements are based on historical consolidated financial statements of SatCon and Inverpower under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma combined consolidated financial statements.

             For purposes of presenting the unaudited pro forma combined consolidated balance sheet, Inverpower’s assets and liabilities have been recorded at their estimated fair values and the excess purchase price has been assigned to goodwill and identifiable intangible assets.  These fair values are based on preliminary estimates.  Upon completion of a detailed review of assets and liabilities, including intangibles, certain adjustments may be required to finalize the purchase accounting that could be material to SatCon’s financial statements.

             The unaudited pro forma combined consolidated financial statements may not be indicative of the results that actually would have occurred if the acquisition had been consummated on the dates indicated or which may be obtained in the future. The unaudited pro forma combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements of SatCon and Inverpower.

SATCON TECHNOLOGY CORPORATION
UNAUDITED PRO FORMA COMBINED
CONSOLIDATED BALANCE SHEETS

	As of March 31, 2001
	SatCon Historical	Inverpower Historical	Pro Forma Adjustments		Pro Forma Combined

ASSETS

Current assets:
Cash and cash equivalents	$7,173,004	$570,927	$(100,000	)(1)	$7,643,931
Accounts receivable, net of allowance	7,938,361	735,868	-		8,674,229
Unbilled contract costs, gross	353,596	196,745	-		550,341
Inventory	9,519,342	1,545,394	-		11,064,736
Prepaid expenses and other current assets	563,162	329,522	(81,523	)(2)	811,161

Total current assets	25,547,465	3,378,456	(181,523)		28,744,398
Investment in Beacon Power Corp.	8,423,018	-	-		8,423,018
Warrants to purchase common stock	1,481,292	-	-		1,481,292
Property and equipment, net	6,746,382	363,608	-		7,109,990
Intangibles, net	8,447,657	276,436	1,401,735	(3)	10,125,828
Other long-term assets	191,732	220,597	-		412,329

Total assets	$50,837,546	$4,239,097	$1,220,212		$56,296,855

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long term debt	$379,801	$8,335,232	$(8,335,232	)(4)	$379,801
Accounts payable	5,373,901	411,609	(1,123	)(2)	5,784,387
Accrued payroll and payroll related expenses	1,434,921	207,323	(60,334	)(2)	1,581,910
Other accrued expenses	1,368,941	1,122,053	(187,515	)(2)	2,303,479
Deferred revenue	2,068,928	49,696	-		2,118,624
Accrued interest expense	-	589,345	(589,345	)(4)	-

Total current liabilities	10,626,492	10,715,258	(9,173,549)		12,168,201
Long term debt	902,657	-	-		902,657
Other long-term liabilities	176,553	-	-		176,553
Contingent obligation to warrant holders	1,439,525	-	-		1,439,525

STOCKHOLDERS' EQUITY

Common stock	138,899	-	4,000	(5)	142,899
Additional paid-in capital	88,185,939	15,918,198	(12,004,598	)(5)	92,099,539
Retained earnings/(loss)	(50,577,941)	(22,394,359)	22,394,359	(5)	(50,577,941)
Accumulated other comprehensive loss	(54,578)	-	-		(54,578)

Total stockholders' equity	37,692,319	(6,476,161)	10,393,761		41,609,919

Total liabilities and stockholders' equity	$50,837,546	$4,239,097	$1,220,212		$56,296,855

SATCON TECHNOLOGY CORPORATION
UNAUDITED PRO FORMA COMBINED
CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended March 31, 2001

	SatCon Historical	Inverpower Historical	Pro Forma Adjustments	Pro Forma Combined

Revenue:
Product revenue	$15,927,147	$2,482,000	$-	$18,409,147
Funded research and development and other revenue	5,102,996	-	-	5,102,996

Total revenue	21,030,143	2,482,000	-	23,512,143
Operating costs and expenses:
Cost of product revenue	12,858,417	2,313,000	-	15,171,417
Research and development and other revenue expenses:
Funded research and development expenses	3,721,521	-	-	3,721,521
Unfunded research and development expenses	2,832,876	707,000	-	3,539,876

Total research and development expenses	6,554,397	707,000	-	7,261,397
Selling, general and administrative expenses	5,847,269	971,000	-	6,818,269
Write-off of public offering costs	1,325,606	-	-	1,325,606
Amortization of intangibles	645,470	19,000	7,000 (1)	671,470

Total operating costs and expenses	27,231,159	4,010,000	7,000	31,248,159

Operating loss	(6,201,016)	(1,528,000)	(7,000)	(7,736,016)
Net unrealized loss on warrants to purchase common stock	(992,421)	-	-	(992,421)
Other income, net	-	19,000	-	19,000
Interest income	265,309	11,000	-	276,309
Interest expense	(38,542)	(470,000)		(508,542)

Net loss before loss from Beacon Power Corporation and cumulative effect of change in accounting principle	(6,966,670)	(1,968,000)	(7,000)	(8,941,670)
Loss from Beacon Power Corporation	(2,394,206)	-	-	(2,394,206)

Net loss before cumulative effect of change in accounting principle	(9,360,876)	(1,968,000)	(7,000)	(11,335,876)
Cumulative effect of change in accounting principle	(1,021,725)	-	-	(1,021,725)

Net loss	$(10,382,601)	$(1,968,000)	$(7,000)	$(12,357,601)

Net loss before cumulative effect of change in accounting principle per weighted average share, basic and diluted	$(0.68)			$(0.80)

Cumulative effect of change in accounting principle per weighted average share, basic and diluted	$(0.07)			$(0.07)

Net loss attributable to common stockholders per weighted average share, basic and diluted	$(0.75)			$(0.87)

Weighted average number of common shares, basic and diluted	13,848,698		400,000	14,248,698

SATCON TECHNOLOGY CORPORATION
UNAUDITED PRO FORMA COMBINED
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended September 30, 2000

	SatCon Historical	Inverpower Historical	Pro Forma Adjustments	Pro Forma Combined

Revenue:
Product revenue	$22,427,428	$7,870,000	$-	$30,297,428
Contract research and development revenue	8,627,601	-	-	8,627,601

Total revenue	31,055,029	7,870,000	-	38,925,029
Operating costs and expenses:
Cost of product revenue	19,069,192	9,367,000	-	28,436,192
Research and development and other revenue expenses:
Funded research and development expenses	6,847,439	-	-	6,847,439
Unfunded research and development expenses	3,453,326	909,000	-	4,362,326

Total research and development expenses	10,300,765	909,000	-	11,209,765
Selling, general and administrative expenses	9,969,580	2,500,000	-	12,469,580
Amortization of intangibles	1,217,490	43,000	9,000 (1)	1,269,490

Total operating costs and expenses	40,557,027	12,819,000	9,000	53,385,027

Operating loss	(9,501,998)	(4,949,000)	(9,000)	(14,459,998)
Other income, net	9,891	1,390,000		1,399,891
Interest income	453,631	39,000	-	492,631
Interest expense	(3,176)	(856,000)	-	(859,176)

Net loss before loss from Beacon Power Corporation and cumulative effect of change in accounting principle	(9,041,652)	(4,376,000)	(9,000)	(13,426,652)
Loss from Beacon Power Corp.	(899,493)	-	-	(899,493)

Net loss	(9,941,145)	(4,376,000)	(9,000)	(14,326,145)

Accretion of redeemable convertible preferred stock discount	(3,105,888)	-	-	(3,105,888)

Net loss attributable to common stockholders	$(13,047,033)	$(4,376,000)	$(9,000)	$(17,432,033)

Net loss per weighted average share, basic and diluted	$(1.03)			$(1.34)

Weighted average number of common shares, basic and diluted	12,629,822		400,000	13,029,822

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

Note 1.  Basis of Presentation

The unaudited pro forma information combines the (1) historical balance sheet of SatCon as of March 31, 2001 and the historical balance sheet of Inverpower as of January 28, 2001 (2) the historical statement of operations of SatCon for the six months ended March 31, 2001 and the historical statement of operations of Inverpower for the six months ended January 28, 2001 and (3) the historical statement of operations of SatCon for the year ended September 30, 2000 and the historical statement of operations of Inverpower for the year ended July 31, 2000. All financial information for Inverpower is presented in U.S. dollars and is presented in accordance with generally accepted accounting principles in the United States.

The unaudited pro forma combined consolidated balance sheets gives effect to the acquisition, which was accounted for under the purchase method of accounting in accordance with SFAS No. 141 “Business Combinations”, as if it had been consummated on March 31, 2001.

The aggregate purchase price of $4,242,600 consists of $100,000 of cash, common stock valued at $3,917,600 and transaction costs of $225,000 and has been allocated as follows:

	As of March 31, 2001	As of July 13, 2001

Current assets	$3,296,932	$2,378,186
Fixed assets and other long term assets	584,205	440,773
Developed technology	260,000	260,000
Goodwill	1,418,171	2,635,111
Liabilities assumed	(1,316,708)	(1,471,470)

Total	$4,242,600	$4,242,600

Note 2. Pro Forma Adjustments

The following is a summary of adjustments reflected in the unaudited pro forma combined consolidated balance sheet as of March 31, 2001:

(1)	Represents cash paid of $100,000 in consideration for the acquisition.
(2)	Represents the elimination of an Inverpower’s assets and liabilities not assumed in the acquisition.
(3)	Represents the adjustment required to record the goodwill of $1,418,171 and developed technology of $260,000.
(4)	Represents the elimination of Inverpower’s debt and related accrued interest expense not being assumed.
(5)	Represents the elimination of Inverpower’s historical shareholders’ deficit of $6,476,161 and the issuance of 400,000 shares of SatCon’s common stock valued at $3,917,600.

The unaudited pro forma combined consolidated statements of operations for the six months ended March 31, 2001 and for the year ended September 30, 2000 have been prepared to reflect the acquisition as if it had occurred on October 1, 1999. The completed technology purchased is being amortized on a straight-line basis over a 5-year period.  In accordance with SFAS No. 142 “Goodwill and Other Intangible Assets”, goodwill has not been amortized.

Pro forma loss per share has been computed using the weighted average shares of common stock outstanding adjusted for the issuance of 400,000 shares in connection with the acquisition.

The following is a summary of adjustments reflected in the unaudited pro forma combined consolidated statements of operations for the six months ended March 31, 2001 and for the year ended September 30, 2000:

(1)	Represents amortization of developed technology associated with the acquisition of Inverpower of $26,000 and $52,000 for the six months ended March 31, 2001 and for the year ended September 30, 2000, respectively, net of the elimination of amortization expense related to certain assets not assumed in the acquisition.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: August 10, 2001	By:	/s/ Sean F. Moran

Sean F. Moran
Chief Financial Officer